THIRD QUARTER 2015 Financial Results November 5, 2015

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow in addition to, and not as a substitute for, the Company’s Operating Income (Loss), Net Income (loss) from Continuing Operations, Diluted EPS and various cash flow measures (e.g., Cash Provided by (Used in) Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers will not sum to the total due to rounding. DISCLAIMER 2

 Adjusted OIBDA of $113 million versus $144 million last year  Excluding: (1) the impact of the disposition of Grupo Editorial Expansión or “GEX”, (2) the impact of the stronger US dollar relative to the British pound or “FX”, and (3) the impact of the wholesaler transition - Digital advertising revenues would have grown 27% versus 3Q14 - Print and other advertising revenues would have declined 11% versus 3Q14 - Circulation revenues would have declined 5% versus 3Q14 - Other revenues would have remained flat versus 3Q14 - Costs of revenues and SG&A combined would have remained flat versus 3Q14  Noncash pretax Goodwill impairment charge of $952 million  Ended the quarter with cash and short-term investments of $325 million 3Q15 FINANCIAL HIGHLIGHTS 3

3Q15 TOTAL REVENUES  Total revenues down 6% - Disposition of GEX drove 1% pt decline - FX drove 1% pt decline - Wholesaler transition drove 1% pt increase $821 $773 3Q14 3Q15 HIGHLIGHTS 4 $MM

$363 $319 $65 $79 Digital Advertising Print and Other Advertising 3Q15 ADVERTISING REVENUES  Total advertising revenues down 7% - Disposition of GEX drove 1% pt decline - FX drove 1% pt decline  Print and other advertising down 12% - Disposition of FX and GEX drove 1% pt decline  Digital advertising up 22% - Disposition of GEX drove 3% pts decline - FX drove 2% pts decline - September 2015 unique visitors up 24%1 versus 2014 $MM $428 $398 3Q14 3Q15 1 Source: comScore September 2015. September 2015 total U.S. unique visitors to our U.S. sites totaled 116 million. HIGHLIGHTS 5

$174 $168 $98 $86 $7 $7 $1 $2 Other Circulation Revenues Newsstand Revenues Subscription Revenues 3Q15 CIRCULATION REVENUES  Subscription revenues down 3% - FX drove 1% pt decline  Newsstand revenues down 12% - FX drove 4% pts decline - Wholesaler transition drove 2% pts increase $MM $279 $261 3Q14 3Q15 HIGHLIGHTS 6

3Q15 OTHER REVENUES  Other revenues remained flat - Disposition of GEX drove 1% pt decline - Wholesaler transition drove 1% pt increase - Book business experienced continued weakness, offset by benefit from acquisitions $MM $114 $114 3Q14 3Q15 HIGHLIGHTS 7

$357 $359 $322 $310 Costs of Revenues (COR) SG&A 3Q15 OPERATING EXPENSES  Costs of revenues down 4% - Disposition of GEX drove 1% pt decline - FX drove 1% pt decline  SG&A up 1% - Disposition of GEX drove 1% pt decline - FX drove 1% pt decline  Costs of revenues and SG&A combined decreased 1% - Disposition of GEX and FX drove 1% pt decline - The following operating expenses are included in SG&A, but excluded from our Adjusted OIBDA calculation: 3Q14 3Q15 Transactions-related $2 $3 Pension settlement - $6 $669 $679 $MM 3Q14 3Q15 HIGHLIGHTS 8

1 2 3Q15 ADJUSTED OIBDA  Adjusted OIBDA of $113 million - FX drove 1% pt decline - Incremental real estate drove 8% pts decline - Wholesaler transition drove 2% pts increase $144 $113 3Q14 3Q15 HIGHLIGHTS 9 $MM

$83 $16 3Q15 CASH UPDATE FREE CASH FLOW  3Q15 Free Cash Flow of $4 million - Includes $59 million of capital expenditures compared to $16 million in 2Q14  $32 million net cash used in acquisitions and dispositions  Dividend of $0.19 per share ($21) million paid on 6/15/15  As of 6/30/15, net leverage ratio of 1.93x - Target net leverage ratio 2.0x to 2.5x $64 $4 3Q14 3Q15 CHANGES IN CASH AND SHORT-TERM INVESTMENTS HIGHLIGHTS 10 $MM Beginning Balance 4/1/15 $458 Free Cash Flow 4 Acquisitions, net (32) Dividends paid (21) Equity-based comp rel t d (11) Term Loan principal payment (2) Effect of exchange rate changes 2 Ending Balance 6/30/15 $398  3Q15 Free Cash Flow of $15 million - Includes $69 million of capital expenditures compared to $7 million in 3Q14  $64 million net cash used in acquisitions  Dividend of $0.19 per share totaling $21 million paid on 9/15/15  As of 9/30/15, net leverage ratio of 2.20x - Target net leverage ratio 2.0x to 2.5x CHANGES IN CASH AND SHORT-TERM INVESTMENTS HIGHLIGHTS 3Q14 3Q15 $MM FREE CASH FLOW $83 $15 Beginning Balance 7/1/15 $398 Free Cash Flow 15 Acquisitions, net (64) Investments in equity affiliat s (1) Dividends paid (21) Term Loan principal payment (1) Effect of exchange rate changes (1) Ending Balance 9/30/15 $325

TIME INC. OUTLOOK FOR 2015

$MM	2014 ACTUAL	PREVIOUS FULL YEAR 2015 OUTLOOK RANGE	CURRENT FULL YEAR 2015 OUTLOOK RANGE
Revenues – as reported	(2.2%)	(3%) to (6%)	(5%) to (6%)
Revenues[1]	(5.3%)	(1.5%) to (4.5%)	(3.5%) to (4.5%)
Impact of 2014 wholesaler transition	($22)	70 bps	70 bps
Forecasted impact of stronger USD[2]	------	(120 bps)	(120 bps)
Adjusted OIBDA[3]	$524	$440 to $490	$440 to $470
Impact of 2014 wholesaler transition	($30)	------	------
One-time real estate expense	------	($45)	($40)
Investment spending, net	------	($45)	($40)
Capital expenditures	$41	$210 to $220	$175 to $185
Real estate related[4]	$9	$140 to $150	$115 to $125
Core & growth	$32	$70	$60

[1] 2014 Actual Revenues exclude the impact of the AMG acquisition and the CNNMoney and GEX dispositions. Full year 2015 Outlook excludes the impact of the dispositions. [2] The Previous Full Year 2015 Outlook assumed USD to GBP exchange rate of 1.52 for the remainder of the year. The Current Full Year 2015 Outlook assumes USD to GBP exchange rate of 1.54 for the remainder of the year. [3] We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investment; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. [4] The Previous Full Year 2015 Outlook included capital expenditures of $185 million to $195 million offset by $45 million of tenant improvement allowances. The Current Full Year 2015 Outlook included capital expenditures of $160 million to $170 million offset by $45 million of tenant improvement allowances.

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Time Inc.

Q&A 12

Appendix 13

Schedule I TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions) ______________ (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Pension plan settlement charges in connection with our domestic excess pension plan are included within Selling, general and administrative expenses within the Statements of Operations. (3) Other costs related to acquisitions and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (4) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. Three Months Ended September 30, Nine Months Ended September 30, 2015 2014 2015 2014 Operating income (loss) $ (899) $ 106 $ (833) $ (35) Depreciation 22 25 69 77 Amortization of intangible assets 21 19 60 58 OIBDA(1) (856) 150 (704) 100 Asset impairments — — — 26 Goodwill impairment 952 — 952 26 Restructuring and severance costs 8 (6) 22 164 (Gain) loss on operating assets — (2) — (2) Pension plan settlements/curtailments(2) 6 — 6 — Other costs(3) 3 2 5 7 Adjusted OIBDA(4) $ 113 $ 144 $ 281 $ 321

Schedule II

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (916)	$ 3	$ (913)	$ 84	$ (36)	$ 48
Goodwill impairment	952	(11)	941	—	—	—
Restructuring and severance costs	8	(2)	6	(6)	2	(4)
(Gain) loss on operating assets	—	—	—	(2)	—	(2)
Pension settlements/curtailments	6	(2)	4	—	—	—
Other costs	3	(1)	2	2	1	3
Adjusted Net Income[2]	$ 53	$ (13)	$ 40	$ 78	$ (33)	$ 45

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (894)	$ (4)	$ (898)	$ (65)	$ 7	$ (58)
Asset impairments	—	—	—	26	(10)	16
Goodwill impairment	952	(11)	941	26	3	29
Restructuring and severance costs	22	(8)	14	164	(61)	103
(Gain) loss on operating assets	—	—	—	(2)	—	(2)
Pension settlements/curtailments	6	(2)	4	—	—	—
Other costs	5	(1)	4	7	(1)	6
(Gain) loss on non-operating assets[1]	(2)	—	(2)	—	—	—
Adjusted Net Income[2]	$ 89	$ (26)	$ 63	$ 156	$ (62)	$ 94

(1) Gain on non-operating assets during the nine months ended September 30, 2015 related to assets acquired in connection with the purchase of the remaining 50% interest in a U.K. joint venture and are reflected within Other (income) expense, net on the Statements of Operations.

(2) Adjusted Net Income is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Time Inc.

Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax) ______________ (1) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items. (2) For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities. Three Months Ended September 30, Nine Months Ended September 30, 2015 2014 2015 2014 Diluted EPS $ (8.30) $ 0.44 $ (8.17) $ (0.53) Asset impairments — — — 0.15 Goodwill impairment 8.51 — 8.51 0.27 Restructuring and severance costs 0.05 (0.04) 0.13 0.94 (Gain) loss on operating assets — (0.02) — (0.02) Pension plan settlements/curtailments 0.04 — 0.04 — Other costs 0.02 0.03 0.04 0.05 (Gain) loss on non-operating assets — — (0.02) — Adjusted Diluted EPS(1)(2) $ 0.32 $ 0.41 $ 0.53 $ 0.86

Schedule IV TIME INC. RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) ______________ (1) Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures include $54 million and $103 million for the three and nine months ended September 30, 2015, respectively, associated with our upcoming real estate relocations. Three Months Ended September 30, Nine Months Ended September 30, 2015 2014 2015 2014 Cash provided by operations $ 84 $ 90 $ 127 $ 170 Less: Capital expenditures (69) (7) (132) (30) Free Cash Flow(1) $ 15 $ 83 $ (5) $ 140

Schedule V TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2015 OUTLOOK (Unaudited; in millions) _____________ (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Our Previous 2015 Outlook primarily relates to a noncash charge in 2015 related to exit costs in connection with our corporate headquarters relocation. Our Current 2015 Outlook also includes the impact of a noncash Goodwill impairment charge. (3) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. Previous 2015 Outlook Current 2015 Outlook 2014 Actual Low High Low High Operating income (loss) $ 180 $ 85 $ 100 $ (875) $ (865) Depreciation 101 100 110 95 95 Amortization of intangible assets 78 75 80 80 80 OIBDA(1) $ 359 $ 260 $ 290 $ (700) $ (690) Asset impairments, Goodwill impairment, Restructuring and severance costs, gains/losses on operating assets, pension plan settlements and/or curtailments and Other costs related to mergers, acquisitions and dispositions(2) 165 180 200 1,140 1,160 Adjusted OIBDA(3) $ 524 $ 440 $ 490 $ 440 $ 470